UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXPR	The New York Stock Exchange (1)

(1)

On March 6, 2024, the New York Stock Exchange (the “NYSE”) notified Express, Inc. (the “Company”) that it plans to file a notification of removal from listing (Form 25) with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from the NYSE upon the completion of all applicable procedures. After the Form 25 is filed by the NYSE, the delisting will become effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will occur 90 days following the filing of the Form 25, or such shorter period as the SEC may determine. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTC Pink Open Market after market close on March 6, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 6, 2024, the New York Stock Exchange (the “NYSE”) notified Express, Inc. (the “Company”), and publicly announced, that it had determined to commence proceedings to delist the Company’s common stock, par value $0.01 per share (the “Common Stock”), as a result of the Company’s non-compliance with Rule 802.01B of the NYSE Listed Company Manual which requires listed companies to maintain an average global market capitalization of at least $15 million over a period of 30 consecutive trading days. Trading in the Common Stock on the NYSE was suspended after market close on March 6, 2024.

The NYSE will apply to the Securities and Exchange Commission (the “SEC”) to delist the Common Stock upon completion of all applicable procedures.

As a result of the suspension in trading and expected delisting, the Common Stock is expected to commence trading on the OTC Pink Open Market under the symbol “EXPR”. The OTC Pink Open Market is a significantly more limited market than the NYSE, and quotation on the OTC Pink Open Market will likely result in a less liquid market for existing and potential holders of the Common Stock to trade the Common Stock and could further depress the trading price of the Common Stock. The Company can provide no assurance that the Common Stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Common Stock on this market, or whether the trading volume of the Common Stock will be sufficient to provide for an efficient trading market for existing and potential holders of the Common Stock.

The transition to the OTC Pink Open Market will not affect the Company’s business operations or its SEC reporting obligations.

A copy of the press release issued by the Company in connection with the delisting of the Common Stock from the NYSE is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Concerning Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, including statements regarding the delisting of the Common Stock from the NYSE and trading in the Common Stock on the OTC Pink Open Market, may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and can be identified by the use of words in the future tense and statements accompanied by words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “predict,” “intend,” “plan,” “anticipate” or the negative version of these words or other comparable words. Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control, that could cause actual results to differ materially and adversely from any of these forward-looking statements. Among these factors are: the Company’s ability to operate its business efficiently, manage capital expenditures and costs, and obtain financing when required; the Company’s dependence on key executive management; the Company’s dependence upon third parties to manufacture all of its merchandise; the Company’s ability to execute its growth strategy; restrictions imposed on the Company under the terms of its current credit facility, including asset-based requirements related to inventory levels and its ability to make additional borrowings; the Company’s inability to maintain compliance with covenants in its current credit facility; risks related to the Company’s strategic partnership with WHP Global; impacts of the delisting of the Common Stock from the NYSE; and the financial and other effects of the Company’s workforce reduction and other cost reduction actions, including an inability to realize the benefits from such actions within the anticipated timeframe. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Express, Inc., dated March 6, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

Date: March 6, 2024	By:	/s/ Laurel Krueger
	Name:	Laurel Krueger
	Title:	Chief Legal Officer and Secretary